                                                                   Exhibit 10(i)
                                                                   -------------

                          MANAGING DIRECTOR AGREEMENT

                                    between

                                H.B. Fuller GmbH
                            An der Roten Bleiche 2-3
                                D-21335 Luneburg
                      - hereinafter called the "Company" -
               represented by its shareholder H.B. Fuller Company
                    which is represented by Mr. Jerry Scott

                                      and

                              Dr. Hermann Lagally
                               Schafwiesenstr. 70
                              A-4600 Wels, Austria

                                  1. Position
                                  -----------

1.1 Dr. Hermann Lagally will become Managing Director (Geschaftsfuhrer) of the Company as of December 1, 1995.

     He is entitled to represent the Company with sole signature.

1.2 The Managing Director is Vice-President and Group Manager Europe. His responsibility as Group Manager Europe includes strategic management, coordination and integration of the European Fuller-Companies, setting objectives for and operative control of the individual companies; distributing, planning, and managing resources that support the following fields of the companies:

     -  general management including acquisitions and investment policy

     -  marketing, sales promotion, competition analysis

     -  technical and product development, processing, patents

     -  quality, environment, health and safety policy

     -  finance, data-processing, taxes and insurance, legal

     -  internal auditing

     -  personnel policy and organization development

1.3 The Managing Director has to observe the guidelines and instructions which may be forthcoming from the shareholders meeting, all statutory provisions and the provisions of the by-laws of the Company as well as the applicable policies and procedures of H.B. Fuller Company.

                               2.   Remuneration
                               -----------------

2.1 The Managing Director shall receive as remuneration for his services a gross annual base salary of DM 455,000 payable in thirteen equal installments becoming due at the end of each month. The gross annual base salary includes annual holiday allowance. The base salary will be periodically reviewed within the framework of the normal review process.

2.2 Additionally the Managing Director is eligible to receive incentive payment according to the rules as established by the shareholder from year to year.

2.3 Furthermore the Managing Director will be eligible for all additional benefits as granted to comparable members of management, which benefits may be changed from time to time, including the participation in health and retirement insurance contributions corresponding to the premium of the statutory health and retirement insurance system.

2.4 In case of inability to work due to illness or accident the Managing Director will receive after 42 days (for which period his legal claim for continued payment of salary will endure) the difference between his regular net income and the sickness benefit paid by social health insurance, but not longer than for six months from the beginning of his inability to work.

2.5 In case of death of the Managing Director during service the Company will pay the monthly salary for the respective month and additional three months to the heirs.

2.6 The Company shall continue the pension promise granted to the Managing Director by H.B. Fuller GmbH Austria in accordance with the agreement of
     28. April 1978 (att.) resp. 23.3.1979 resp. 5.2.1980.

     Periodic adjustments of pension payments will be made in accordance with standard practice.

     Early retirement is possible in accordance with Section 5.2 of the Company pension plan of December 7, 1994.

2.7 The Company shall provide the Managing Director with an accident insurance in accordance with the corporate Business Travel Accident Insurance Policy. This insurance provides the Managing Director with a Class I coverage.

     The Austrian health insurance for employees will be continued.

2.8 The above payments shall constitute consideration for all and any activities and services of the Managing Director as member of the Management, the Board of Directors, the Board of Supervision or any other administrative or supervisory institution of the Company or one of the affiliated companies.

                      3.   Travel Expenses and Company Car
                      ------------------------------------

3.1 Travel expenses shall be reimbursed upon presentation of invoices in compliance with the applicable tax regulations and company policy.

3.2 The Managing Director is entitled to use a company car (make and model to be determined by the management in line with good common local business practice) in compliance with the applicable tax regulations and company policy.

     The Company absorbs the costs for private usage. The Managing Director carries the taxes associated with this benefit in kind.

                                 4.   Vacation
                                 -------------

The Managing Director is entitled to an annual vacation of currently 30 working days. Working days are all calendar days which are neither Saturdays nor Sundays nor legal holidays at the place of business of the Company.

                              5.  Side Activities
                              -------------------

The Managing Director shall devote his efforts exclusively to the Company and he shall promote the interest of the Company with his best ability. He must not engage in any additional professional occupations against remuneration or participation of any kind in any other business without the consent of the shareholders meeting or the consent of the President of the parent company. The assumption of any professional or public honorary position shall be reconciled with the immediate superior.

                           6.  Secrecy and Inventions
                           --------------------------

6.1 The Managing Director is committed, in particular with respect to the period after termination of this agreement, to keep strictly secret all confidential matters and trade secrets of the Company which will have come to his attention within the scope of his activities for the Company and which are not public domain. When leaving the Company the Managing Director shall return to the Company all files and other documents concerning the business of the Company in his possession -- specifically all customer lists, printed material, documents, sketches, notes, drafts -- as well as copies thereof.

6.2 1. All rights pertaining to inventions, whether patentable or not, and to proposals for technical improvements made and to computer software developed by the Managing Director (hereinafter jointly called "inventions") during the term of this Service

        Contract shall be deemed acquired by the Company. The Managing Director shall inform the Company of any inventions immediately in writing and shall assist the Company in acquiring patent or other industrial property rights, if the Company so desires.

     2. Subsection (6.2.1) above shall apply to any inventions no matter whether they

       a) are related to the business of the Company,

       b) are based on experience and Know-how of the Company,

       c) emanate from such duties of activities as are to be performed by the Managing Director within the Company, or

       d) materialize during or outside normal business hours of the Company.

     3. The Company's right to inventions acquired hereunder shall in no way be affected by any amendments to or the termination of this Service Contract.

     The Company shall be entitled to claim and utilize all inventions which have been achieved by the Managing Director during the term of this Agreement and which are either developed from the activities and services owed to the Company and the affiliated companies or substantially based on experiences or works of the Company or the affiliated companies. In detail, the provisions of the Employee-Invention Act of 25.7.1957 shall apply according to the version in force at the relevant time.

6.3 Any compensation for inventions will be made in accordance with the Employee-Inventions Act of 25.7.1957 in the version in force at the relevant time.

                                 7.   Duration
                                 -------------

7.1 This Agreement will be entered for a period of three years. If no notice is given six months before the expiration date, this Agreement will become an agreement for an indefinite period of time and can then be terminated at any time by either party giving six months notice to a month end.

     The Agreement will end in any case at the end of the month in which the Managing Director has completed the 65th year of his life (Dec. 4, 2005).

                  8.   Post-Termination Non-Compete Agreement
                  -------------------------------------------

In consideration of the Managing Director's activities for the Company and his additional far-reaching European responsibilities which have provided him and will further provide him with comprehensive business contacts and knowledge in the field of the economic activities of the Company and/or other companies of the Fuller Europe-Group, the parties agree to the following terms and conditions of a post-termination non-compete agreement which they acknowledge necessary and reasonable to protect the proper business interests of the Company and/or other companies of the Fuller Europe-Group.

8.1 The Managing Director shall, during a period of two years after the termination of this Employment, neither on his own account nor in an employment, advisory or any supporting capacity, neither occasionally or permanently, neither directly or indirectly be engaged for any company or affiliated company having business activities in the economic fields of the Company and/or other companies of the Fuller Europe-Group ("competitive business").

     The Managing Director shall also not set up a competitive business or participate in such competitive business, neither directly nor indirectly, provided that such participation exceeds 5%.

8.2 This Post-Termination Non-Compete Agreement shall apply within the area of Germany and Europe.

8.3 During the term of this Post-Termination Non-Compete Agreement the Company shall pay to the Managing Director a monthly compensation in the amount of the last monthly gross base salary, set out in 2.1, subject to the usual tax and social security duties.

8.4 Any other income which the Managing Director receives for professional activity or which he refuses to achieve in bad faith, shall be credited against the compensation, set out in 8.3.

     The Managing Director shall inform the Company of such other income and its amount immediately and satisfactorily, including a formal and sufficient declaration that his professional activity does not constitute a competing activity according to 8.1, 8.2.

     Irrespective of the aforementioned, upon request, the Managing Director shall inform the Company of any income and/or any opportunities of professional activity.

     In case the Managing Director should refuse such information, he shall not receive the compensation set out in 8.3 for the time of such refusal. The obligation of non-compete shall continue to apply.

8.5 The Company shall not pay any compensation if the Managing Director receives pension payments out of an old age, invalidity and descendant's pension system provided by the company and/or any company of the Fuller Europe-Group.

8.6. In case of the Managing Director's activity for a company of the Fuller Europe-Group, the Company shall not pay the compensation set out in 8.3, if the Managing Director's remuneration in respect of such activity exceeds the amount of this compensation.

8.7 The Company shall be entitled to waive this Post-Termination Non-Compete Agreement with immediate effect within two months after having received or given notice of termination, in which case the Company will have no payment obligation under Section 8.3.

8.8 If any regulation of this agreement of Clause 8 should be or become fully or partly invalid, the validity of the remaining regulations shall not be affected. The invalid regulation shall be replaced by such valid regulation achieving the closest possible purpose of the invalid regulation. This shall also apply if the invalidity of regulation should be based on reasons of time, subject, area or compensation; in such case the legally admissible shall apply.

                               9.   Miscellaneous
                               ------------------

9.1  Indemnity payments
     ------------------

     a) In view of the fact that an indemnity payment of ATS 2,551,950 -- (in DM 364,564 --) has been made due to the transfer to H.B. Fuller (Luneburg) GmbH and the subsequent termination of the employment contract with H.B. Fuller Austria GmbH, past years of service are excluded from any eventual future indemnity calculation.

     b) In accordance with Section 5 of the pension agreement of 28.4.1978 resp. 22.3.1979 resp. 5.2.1980 pension payments will be offset by the indemnity payment in this way that monthly pension payments during the first 10 months will be reduced by the amount of DM 5.232.

9.2  Relocation
     ----------

     a) The company will absorb during the first 24 months of the assignment of the Managing Director the commuting expenses (Luneburg-Wels) for 12 trips either of the Managing Director or a family member.

     b) The relocation policy (attached) is applicable as far as relevant and appropriate for the European circumstances.

9.3 For all internal regulations resp. employment conditions, in which the entrance date is of interest, 1.April 1973 is the relevant date.

9.4 This Agreement replaces all prior understanding with respect to the employment and non-competition with the Company or an affiliated company with the exception of the pension agreement, as stated in 2.6.

     Amendments and additions must be in writing to be effective.

9.5 In the case of contradiction between both versions the German version shall prevail.

9.6  The Agreement shall be subject to German law.

9.7  The court in which jurisdiction the Company fails, is the competent court.

9.8 The Collective Labour Agreement for university graduates in the chemical industry will be used as reference for the determination of the benefit levels.

Date:  December 1, 1995



   /s/ Jerald L. Scott                      /s/Dr. Hermann Lagally
-------------------------------         ---------------------------------
  H.B. Fuller GmbH, Luneburg                  Dr. Hermann Lagally

                                  Relocations
================================================================================

References

All references as listed under Relocation Policy, Policies, Section IV, Subject 10.

Overview

See Policies, Section IV, Subject 10 for an overview of the Relocation Policy and its purpose and scope.

Throughout the relocation process, the employee should consult with the new manager and the appropriate Human Resources Manager.

A letter of agreement (Attachment A) must be completed and signed by the employee and the new manager prior to beginning the relocation process, outlining the conditions of the relocation.

All costs associated with relocation will be charged to the organization of the hiring manager.

All H.B. Fuller benefits will continue without interruption. The employee's unused PTO will be transferred to the new location (no charges are to be made between divisions for accrued or unused PTO).


EXPENSES COVERED UNDER THE INTERNAL RELOCATION POLICY


- Basic expenses                                                         Page
  -----------------------------------------------------------------------------
  A. House hunting trip.                                                   3
  B. Travel to new location.                                               3
  C. Renter's assistance.                                                  3
  D. Move of household goods.                                              3
  E. Temporary living expenses.                                            4
  F. Transfer allowance.                                                   5
  G. New home purchase expenses. (Limited to $3,000. These expenses        5
     are covered for current homeowners only).
  H. Expenses associated with the current home.                            5
  I. Gross-up Allowance                                                    6

Expenses covered under this policy are paid according to pay grade and type of
                                                         ---------
relocation according to the following grid:


                              RELOCATION EXPENSES
                      By Pay Grade and Type of Relocation
   NOTE:  This grid refers to relocation assignments of one year or greater.

-----------------------------------------------------------------------------------------
                Expenses          Internal     Internal       Expatriate      New
                                  Domestic   International   International   Hires
-----------------------------------------------------------------------------------------
         A.  House/apartment         Y            Y                Y           Y
             hunting trip
         --------------------------------------------------------------------------------
         B.  Travel to new location  Y            Y                Y           Y
         --------------------------------------------------------------------------------
         C.  Renter's assistance     Y            Y                Y           Y
 Basic   --------------------------------------------------------------------------------
Expenses D.  Move of household       Y            Y               /1/          Y
-------- --------------------------------------------------------------------------------

------------------------------------
/1/ Dependent upon expected length of assignment, country, etc.

H.B. Fuller Supervisor Handbook, Procedures and Guidelines, rev. 08/01/95,
Section IV, 6

----------------------------------------------------------------------------------------------
                      Expenses             Internal    Internal      Expatriate      New
                                           Domestic  International  International   Hires
            -------------------------------===================================================
            goods
            ----------------------------------------------------------------------------------
Pay Grades  E. Temporary living                Y          Y              Y            Y
            expenses
            ----------------------------------------------------------------------------------
  20-26     F. Transfer allowance              Y          Y              Y             N/2/
            ----------------------------------------------------------------------------------
            G.  New home purchase              Y          Y              N             N/3/
            expenses
            ----------------------------------------------------------------------------------
and sales   H.  Expenses associated            Y          Y              Y             Y
            with current home
            ----------------------------------------------------------------------------------
            I.   Gross-up allowance            Y          Y              Y             Y
----------------------------------------------------------------------------------------------

  Extra     Gross-up of certain moving         Y          Y              Y             Y
  -----     expenses
            ----------------------------------------------------------------------------------
Pay Grades  Mortgage interest rate             Y          Y              Y             N
            differential
   27
and above   Sale of current home               Y          Y              Y             N
----------------------------------------------------------------------------------------------

        An "internal international" move is a move from one nation to another. This type of move will be considered a permanent move for all intents and purposes.

        An "expatriate international" move is not considered a permanent move. Please refer to the expatriate policy, available from your HR representative upon request.

Exceptions Approval

Exceptions to this policy should only be requested in response to a compelling business need. Any exceptions should be submitted in writing by the hiring manager to the appropriate Human Resources representative and approved by the Group Vice President/Senior Vice President. This covers internal relocation and new hire relocation.




--------------------------------
/2/ Exceptions may be made for new employees pay grade 27 and up.
/3/ See #2 above.



      H.B. Fuller Supervisor Handbook, Procedures and Guidelines, rev. 08/01/95,
                                                                   Section IV, 6

                           SUMMARY OF BASIC EXPENSES
                           -------------------------

ELIGIBILITY:  All eligible pay grades.

A.   House Hunting Trip

Actual travel expenses for the most economical method of travel (automobile, rail, or airplane) plus reasonable costs for meals and lodging, will be reimbursed to the employee. These expenses will be covered for the employee and spouse for a five day period. During this trip, the employee's sole function will be to secure new housing.

B.   Travel to New Location
     ----------------------

____ The following expenses will be covered while traveling to the new location:

        1. Automobile expense for the primary automobile will be equal to the current rate of reimbursement for company use of a personal car; an equal allowance is also provided for a second automobile.

        2. Reimbursement of reasonable food and lodging expenses for the employee and dependents while traveling to the new location. Three hundred and fifty miles per day is used as the minimum mileage expected under normal conditions. Travel time and associated expenses should be agreed on between the employee and hiring manager prior to actual travel.

        3. Miscellaneous expenses: Occasionally, other incidental expenses will occur during a move. Reimbursement of these expenses is subject to approval by the hiring manager and accurate documentation is required. The employee should keep careful records.

C.      Renter's Assistance
        -------------------

     If an employee is leasing a home, apartment, or any other permanent living quarters, the Company will reimburse the cost necessary to break the lease in the event that the rental property cannot be sublet.

D.   Move of Household Goods
     -----------------------

     The employee should directly contact Allied Transfer to make moving arrangements. Call the Benefits Hotline at 800/328-9625 to obtain the contact name and telephone number. All transportation charges for moving the employee's household goods from the point of origin to the point of destination will be paid by the Company. The household goods will be insured by insurance purchased through the moving company at full replacement value. The maximum value of the insurance is calculated by multiplying the total weight of the shipment by $3.50. The cost to Fuller for this coverage is $.85 per $100 of insurance. If the employee desires insurance limits that are higher than those provided under this policy, this would be the employee's personal expense. It is the employee's responsibility to transport all personal documents, jewelry, furs, coin collections and other similar valuables which typically require special riders on personal property insurance policies. These will not be covered by insurance through the van line or H.B. Fuller. Check with your homeowner's insurance carrier to make certain that all valuables are adequately covered before, during and after you move. Covered expenses include:

     1.   All packing and crating of the employee's goods.

          2. Servicing of household appliances prior to the move, such as disconnecting washers, dryers, refrigerators, freezers, etc.

     3.   Shipment of pets, up to a maximum of $200.

     4. An allowance of up to $200 will be allocated for servicing and packing hobby equipment.


            H. B. Fuller Supervisor Handbook, Procedures and Guidelines, rev. 08/01/95, Section IV, 6

     5. If an employee has a boat or second car, arrangements should be made to haul the boat or drive the car rather than loading them on the moving van. However, should the employee choose to have these items transported by the moving company, the additional cost will be at the employee's expense. (The cost for transporting the second car would be reduced by the amount allowed had the employee driven the car.)

     6. Normal household goods.

     7. Unpacking and uncrating all household goods at the point of destination, including setting up basic goods such as beds, dismantled tables, etc.

     8. Servicing and connection of the household appliances included in the move.

     9. Temporary storage of household goods for up to 30 days if the employee is unable to move directly into permanent housing. (See Item E Temporary Living Expenses.)

No stop-offs in transit will be allowed to pick up additional goods, unless
---------------------------------------------------------------------------
prior approval has been received from the hiring manager.
---------------------------------------------------------

E.   Temporary Living Expenses
     -------------------------

     In the event that the employee and family arrive at the new location and cannot move directly into their new quarters, the Company will reimburse reasonable living costs for up to a maximum of 30 days. These expenses will be covered only under the following conditions:

     1. The employee's household goods have not arrived.

        2. There is a delay in utility connections.

     3. The employee has not had an opportunity to make housing arrangements.

     4. The employee is awaiting completion of construction of a new home.

     5. The employee is waiting for escrow to close on the new home.

F.   Transfer Allowance
     ------------------

     A one-time allowance of 120% of one month's straight time pay (sales reps or sales specialists use base plus the average of the last 12 months commission) will be paid when the employee has completed the move (managers may approve advance payment of this expense if circumstances warrant). The 120% Transfer Allowance is intended to cover many of the miscellaneous expenses associated with a relocation, which are not otherwise covered under this policy. (For example: connection of utilities and phone service, purchase of window coverings in the new residence, etc. This allowance may also be used to supplement reimbursed costs associated with purchase of the new home, such as closing costs).

     For payment to be made, a check requisition form must be submitted to
     ---------------------------------------------------------------------
     Payroll. This allowance will be based upon the employee's current base
     --------                                                  -------
     salary and not on any adjustments made to the salary caused by the transfer.

G.   New Home Purchase Expenses
     --------------------------

     Costs associated with the purchase of a new home up to a maximum of $3,000 will be reimbursed by the Company. These costs include closing costs, points, lawyer's fees, and other miscellaneous expenses. Reimbursement of these costs applies to current homeowners only. Additional costs in excess
                 -----------------------------------
     of $3,000 are meant to be covered under the Transfer Allowance (Item F above). A completed expense report with documentation attached should be
             ----------------------------------------------------------------



          H.B.Fuller Supervisor Handbook, Procedures and Guidelines, rev. 08/01/95, Section IV, 6
   submitted to Payroll. If advance reimbursement is requested, at the approval
   --------------------
   of the manager, the employee should obtain a Good Faith Estimate of closing costs from his/her mortgage lender.

H. Expenses Associated with the Current Home
   -----------------------------------------

   In the event that an employee who is a homeowner does not qualify for the Sale of the Current Home under this policy, and the manager expects the employee to move prior to the sale of the current home, the hiring manager will pay certain expenses associated with the home, some of which will be covered only for a limited time as outlined in this policy.

   Employees will also have access to services provided by National Equity, Inc. in the form of Home Marketing Assistance. These services include obtaining an appraisal and a Broker's Price Opinion on the home in order to assist the employee in setting a realistic list price.

   Employees are encouraged to list the home with a reliable and aggressive real estate agent as soon as possible, to set a reasonable list price for the home, and to market the home aggressively in order to achieve a timely sale.

   The policy provides the following:

   1. Home Marketing Assistance through National Equity, Inc. (for three months).

   2. Appraisal and Broker's Price Opinion.

   3. Reimbursement of mortgage interest (not principal), taxes, and basic
                                --------      ---------
      maintenance expenses (lawn care, utilities, and snow removal) associated with the current home. Reimbursement of these expenses will begin on the date the employee closes escrow on a home in the new location, or begins rental payments if not purchasing a home in the new location. Coverage will be 100% of eligible expenses for the first three months and 50% for the next three months, for a total period of six months.

   4. Reimbursement of the real estate commission on the sale of the home, as long as the home sells within one year of listing.

   Reimbursed expenses associated with the current home are considered taxable income and, as such, will be subject to income tax withholding. These expenses will be included in gross income reported on the employee's W-2 form. Employees should consult their personal tax advisors for further information. A completed expense report should with documentation attached
                -------------------------------------------------------------
   should be submitted to Payroll.
   -------------------------------

   I. Gross-Up Allowance
      ------------------

      From an income tax perspective, moving expenses are broken down as follows:

      TOTALLY DEDUCTIBLE  (not eligible for gross-up)
      ------------------

      -    Moving and storage of household goods

      - Travel and lodging expenses of moving from previous home to new home (one trip, one way)

      -    Mortgage Interest Rate Differential (MID)

      EXPENSES WHICH ARE ELIGIBLE FOR GROSS-UP
      ----------------------------------------

      -    Temporary living expenses

      -    House hunting trip expenses

      - (Combined total of temporary living expenses and house hunting expenses: up to $1,500)
                     -----

      -    Real estate expenses up to $1,500
                                -----


             H.B. Fuller Supervisor Handbook, Procedures and Guidelines, rev. 08/01/95, Section IV, 6

     EXPENSES WHICH ARE NOT ELIGIBLE FOR GROSS-UP
-------------------------------------------------

       - Transfer allowance (the Transfer Allowance is set at 120% in order to partially off-set any tax exposure).

     - Profit from the sale of the former home.

     The gross-up is determined by calculating the employee's annualized salary and bonus and subtracting from this personal exemptions and an average of itemized deductions to arrive at taxable income. The gross-up rate is determined from the marginal federal tax rate plus the marginal state tax rate (as adjusted for the federal tax benefit). Gross-up allowances are reflected only in the taxes paid by H.B. Fuller on the employee's behalf; a
               ----
     separate payment is not made directly to the employee.
                         ---
     Expense reimbursement forms submitted by the employee in connection with a relocation must have receipts and supporting documentation attached. This documentation serves as a basis for preparation of Form 4782 (Attachment D) by the Company which, in turn, is furnished to the Tax Department and the employee. The employee uses the information for preparation of Form 3903
                                                                         ----
     (Attachment E) to be included with his/her personal income tax return. Many expenses must be reported on the employee's W-2 in the wages, salary and other compensation box.

                             EXCEPTIONAL EXPENSES
                             --------------------

ELIGIBILITY:  Pay grades 27 and above.

A.   FULL GROSS-UP FOR CERTAIN EXPENSES
     ----------------------------------

        -    Temporary living expenses

        -    House hunting trip expenses

        -    Real estate expenses

B.   Mortgage Interest Rate Differential
     -----------------------------------

     The Company will pay the difference between the old and new interest rate minus 1% X the new mortgage balance of the home being purchased (see Attachment B). The cost of upgrading housing is excluded from reimbursement.

     The amount, to be determined after the old home has been sold (or acquired by NEI), will then be paid in a lump sum payment once each year for a total period of 36 months. The first payment is made at the time of the move, with the two subsequent payments made at the same time during the next two years. This is handled through Payroll.

     If an interest rate which fluctuates from year-to-year has been negotiated on the new home, the interest rate amount in effect at the time of payment will be used.

     This is taxable income to the employee.  The gross-up does not apply since
     ---------------------------------------  ---------------------------------
     mortgage interest is totally deductible on the employee's tax return.
     ---------------------------------------------------------------------

     The special allowance will cease when:

     -    The employee voluntarily terminates.

     -    The employee is terminated for cause.

C.   Sale of Current Home
     --------------------

     "Home" is defined as the primary residence which is owned by the employee. This does not include vacation cottages, vacant lots, or income property.


     H.B. Fuller Supervisor Handbook, Procedures and Guidelines, rev. 08/01/95,
Section IV, 6

When a relocation has been confirmed, the employee will have the option of either selling the home on their own or of making use of our third party home buying company, National Equity, Inc. (NEI). The employee should contact the
                ---------------------------
appropriate Human Resources Manager in order to be referred to NEI. NEI will then send the employee all necessary information and assist them in marketing their home prior to acquisition by NEI if the home does not sell within the specified period of time.

     1. Appraisals
        ----------

        NEI will assist the employee in establishing the value of the home and, through the Home Marketing Assistance Program, aid the employee in marketing the home to get the best possible price that market conditions will allow.

        The appraisal results cannot become the subject of bargaining between
                              ------
        employee and H.B. Fuller Company. Professional estimates accurately compiled are accepted as valid. Appraisers are asked to estimate the current market value of the home. "Current market value" is defined as the highest price a willing and well informed buyer would voluntarily pay to accept property if it were placed on the market for a reasonable length of time.

        Two independent appraisals will be obtained. NEI will choose one and the employee will choose the other from a list provided by NEI. The two appraisals will be averaged and this amount will become the established
                                                                    -----------
        value of the home. If, however, there is more than a 5% difference
        -----
        between the two appraisals, a third appraisal will be obtained by NEI. The three appraisals will then be averaged and the appraisal furthest away from the average will be disregarded. The established value will then be the average of the remaining two appraisals.

     2. Full House Inspection
        ---------------------

        In conjunction with the appraisal process, a full house inspection will also be conducted. Appraisers are hired only to give their opinion of the fair market value of the home, assuming its current "as is" condition. However, they are not licensed electricians, plumbers or engineers and cannot be expected to detect defects in the mechanics and structure of the house. The intent of the full house inspection is to disclose defects that are not detected by the appraisers so that either the established value can be altered to reflect the reduced value or the cost of the necessary repairs can be withheld from the amount of equity paid to the employee.

    3.  Listing Agreements
        ------------------

        Whenever a home is listed for sale, the following clause must be included in the listing agreement before signing:

        "This listing agreement is subject to the following provisions:

        It is understood and agreed that regardless of whether or not an offer is presented by a ready, willing, and able buyer:

                                                         a. No commission or
           compensation shall be earned by, or be due and payable to, the broker until the sale of the property has been consummated between seller and buyer, the deed delivered to the buyer, and the purchase price delivered to the seller; and

                                                         b. The sellers reserve
           the right to sell the property to National Equity, Inc. (NEI) or its nominees or (individually and collectively a "Named Prospective Purchaser") at any time. Upon the execution by a "Named Prospective
           Purchaser: and Seller(s) of a Contract of Sale with


H.B. Fuller Supervisor Handbook, Procedures and Guidelines, rev. 08/01/95,
Section IV, 6
     respect to the property, this Listing Agreement shall immediately terminate without obligation on the Seller(s) part or on the part of any Named Prospective Purchaser to either pay a commission or to continue this listing.

   By including the above clause in the listing agreement, the employee will be free to accept NEI's offer at any time without obligation of a selling commission.

4. Listing Price
   -------------

   Once the appraisals have been completed and NEI has made a formal offer on the home, the list price the employee sets must not be more than 10% over the
                                                          ----------------------
   established value. Failure to observe this restriction will make the employee
   -----------------
   ineligible for the home sale program.

5. Equity Advance Procedure
   ------------------------

   If the home has not sold at the time the employee needs to enter into a contract for the purchase of a residence in the new area, NEI may advance that amount of equity (defined as the established value of the employee's current residence less the amount owed on it) as may be necessary for an earnest money deposit on the purchase of a new home. The amount of equity will be reduced by NEI using a proration for taxes, assessments, etc. as outlined in Item 8 of the Contract for Sale provided by NEI (see Attachment C).

6. The Home Buying Procedure
   -------------------------

   During the Home Marketing Assistance period, and after the value of the home has been established, NEI will present a formal written offer to the employee for the purchase of the home. The employee will then have 30 days to either accept NEI's offer or continue marketing the home in an attempt to get a higher offer than the established value, or decide to accept full responsibility for selling the house on their own, independent of any further assistance provided by the Company or NEI.

   Any offer received during this period must be discussed with the hiring
   -----------------------------------------------------------------------
   manager and the Human Resources Department. If the employee does have an
   -------------------------------------------
   offer, it should not be signed, but sent directly to NEI. If the offer is
                           ------
   subsequently accepted and it is higher than the established value, the
                                   ------
   employee will be paid the difference following closing on the sale. The closing will be handled by NEI.

   Once the property has been formally acquired by NEI, and the signed Contract for sale has been received, all normal costs associated with the home will be paid by NEI and the employee will have no further responsibility for the home.

7. Cost to H.B. Fuller Company
   ---------------------------

   The hiring manager is responsible for all costs associated with the relocation of an employee, including the cost of services from NEI.

   An operating deposit is required on each home acquired by NEI, and this
   --------------------
   amount is based on the established value of the home. If a home is acquired under the Regular Sale Option (meaning that either there is no buyer, or the
             -------------------
   sale price is less than the established value), the operating deposit is 15%
                                                                            ---
   of the established value. If the home is acquired under the Amended Value
                                                               -------------
   Option (meaning there is a bona fide offer that is greater than the
   ------
   established value), the operating deposit is 10% of the established value.
                                                ---
   This deposit is then applied toward the direct and indirect expenses (described below) incurred by NEI in



H.B. Fuller Supervisor Handbook, Procedures and Guidelines, rev. 08/01/95,
Section IV, 6
connection with the acquisition. Following the sale and closing on the home the balance, if any, will be refunded to H.B. Fuller Company.

Summary of costs:

 i   Direct Expenses: These expenses included all carrying costs, closing costs,
     ----------------
     broker's commissions, and all specific expenses associated with the home.

 ii  Indirect Expenses: These expenses include administrative and service fees
     ------------------
     for the services of NEI. This cost is based on a percentage of the established value of the home: 3% for the Regular Sale Option and 1.5% for the Amended Value Option.

iii  Appraisals and Inspection:  These services are billed as the actual costs
     --------------------------
     plus a flat fee of $150 per property.

iv   Home Marketing Assistance Program: When use of this program leads to the
     ----------------------------------
     sale of the home, it is billed at $750 per property and is treated as an Amended Value Sale.


H.B. Fuller Supervisor Handbook, Procedures and Guidelines, rev. 08/01/95,
Section IV, 6